UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Proposal 2 in the Proxy Statement (the “Proxy Statement”) filed by Real Goods Solar, Inc. (the “Company”) in connection with the Company’s 2017 annual meeting of shareholders (the “Annual Meeting”) is a proposal to amend the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan (the “Plan”) to, among other things, increase the number of shares authorized for issuance under the Plan. After making the Proxy Statement available to shareholders, the Company’s board of directors has determined to make the following revisions to the Plan in addition to those described in the Proxy Statement:

•	Eliminate the Company’s ability to reprice outstanding awards without shareholder approval;

•	Prohibit the payment of dividends or dividend equivalents on unvested equity awards;

•	Eliminate the Company’s discretion to accelerate the vesting of outstanding equity awards, except under certain limited circumstances; and

•	Institute a one-year minimum vesting schedule applicable to at least 95% of equity awards issued under the plan.

A marked version of the Plan showing only these additional proposed changes is attached as Exhibit 99.1 hereto as incorporated by reference herein.

Item 9.01. Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to the Real Goods Solar, Inc. 2008 Long Term Incentive Plan, as Amended and Restated June 22, 2017 subject to approval by shareholders.
99.1	Supplement to the Notice of Annual Meeting of Shareholders and Proxy Statement Dated July 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer

Date: September 11, 2017